___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

NuLife Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1031 Calle Recodo, Suite B San Clemente, CA		92763
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

SmooFi, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2016, NuLife Sciences, Inc., fka SmooFi, Inc. (the “Company”) entered into those certain Note Purchase Agreements (collectively, the “Purchase Agreements”) in connection with the issuance of certain convertible promissory notes, dated October 11, 2016 (collectively, the “Purchase Notes”) in the aggregate principal amount of $50,000. All of the Purchase Notes are due upon demand, provided however, that the holder thereof can’t make demand until after Ninety (90) days from the date of issuance (the “Maturity Date”). The Purchase Notes bear interest at the rate of 8% compounded monthly. The Purchase Notes, together with all interest as accrued, are each convertible into shares of the Company’s common stock at 50% of the trailing average highest closing bid price of the Company’s common stock on the date of conversion. The Purchase Agreements and the Purchase Notes contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

On November 1, 2016, pursuant to, and in preparation for, the fulfillment of the Asset Purchase Agreement to acquire all of the assets of GandTex, LLC, a Texas limited liability company (“GandTex”), as disclosed by the Company on Form 8-K on October 17, 2016, the Company formed 2 subsidiaries in the state of Nevada, NuLife BioMed, Inc., and NuLife Technologies, Inc. GandTex is a biomedical company focused on advancing human organ transplant technology and medical research. The assets being transferred consist of certain proprietary patents for eliminating the need for an organ or tissue match, and the necessity for anti-rejection drugs, as well as management of, and historical data for, animal trials conducted by GandTex.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company executed the Purchase Agreements and issued the Purchase Notes as described in Item 1.01 above. The Purchase Notes may be accelerated by the holders thereof in the event of default. In addition, the amounts due and payable under the Purchase Notes (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 150% of the principal and interest amounts of the Purchase Notes. The Purchase Notes are a direct financial obligation of the Company and are considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company issued the Purchase Notes, convertible into equity securities of the Company as described in Item 1.01 above.

In respect of the aforementioned convertible note issuances of the Company, the noteholders are each an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the convertible promissory notes pursuant to their respective agreements were exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2016, the Company amended and restated its Articles of Incorporation in the form attached hereto as Exhibit 3(i). The purpose of the amendment and restatement of the Articles of Incorporation was to:

(i)	Change the Company’s name from “SmooFi, Inc.” to “NuLife Sciences, Inc.”

(ii)	Increase the number of authorized shares of Preferred Stock to 25,000,000;

(iii)	Increase the number of authorized shares of Common Stock to 475,000,000;

(iv)	Define, with respect to the Preferred Stock, the manner in which the Board may define the powers, preferences, rights, and restrictions thereof.

Also on November 1, 2016, the Company amended and restated its Bylaws, providing for a change in the Company’s name from “SmooFi, Inc.” to “NuLife Science, Inc.” The amended and restated Bylaws of the Company are hereto as Exhibit 3(ii).

On November 1, 2016, the Board approved the Certificates of Designation to the Company’s Articles of Incorporation in respect of Series A Preferred Stock and Series B Preferred Stock, to provide for the rights, preferences, and privileges as described in Exhibits 3(iii) and 3(iv) to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 31, 2016, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved a restatement of the Company’s Articles of Incorporation and Bylaws as more particularly described in Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of NuLife Sciences, Inc.

3(ii) Articles of Incorporation of NuLife BioMed, Inc.

3(iii) Articles of Incorporation of NuLife Technologies, Inc.

3(iv) Amended and Restated Bylaws of NuLife Sciences, Inc.

3(v) Series A Certificate of Designation to the Articles of Incorporation of NuLife Sciences, Inc.

3(vi) Series B Certificate of Designation to the Articles of Incorporation of NuLife Sciences, Inc.

10.1 Note Purchase Agreement dated September 27, 2016, between the Company and Douglas S. Kircher;

10.2 Note Purchase Agreement dated Septemberr 27, 2016, between SmooFi, Inc. and Kircher Family Irrevocable Trust FBO Scott W. Kircher u/a dtd 12/29/2004;

10.3 Note Purchase Agreement dated September 27, 2016, between SmooFi, Inc. and Kircher Family Foundation Inc.;

10.4 Convertible Promissory Note issued to Douglas S. Kircher, dated October 11, 2016;

10.5 Convertible Promissory Note issued to Kircher Family Irrevocable Trust, dated October 11, 2016;

10.6 Convertible Promissory Note issued to Kircher Family Foundation Inc., dated October 11, 2016;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmooFi, Inc.

Date: November 15, 2016
By: /s/ Fred Luke
Fred Luke, President